                                                                     Exhibit 4.1

                                 CERTIFICATE OF
                  VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER AND
                            VICE PRESIDENT, TREASURER
                             AND ASSISTANT SECRETARY
                      PURSUANT TO SECTIONS 201, 301 AND 303
                                OF THE INDENTURE

                                                          Dated:  April 23, 2004

                  The undersigned, ALAN H. LUND and PAMELA S. HENDRY, do hereby certify that they are the duly appointed and acting Vice Chairman and Chief Financial Officer and Vice President, Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee, as amended, that:

                  A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

                  1. The title of the Securities of the series is "Medium-Term Notes, Series P" (the "Medium-Term Notes").

                  2. The limit upon the aggregate principal amount of the Medium-Term Notes which may be authenticated and delivered under the Indenture (except for Medium-Term Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Medium-Term Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $1,500,000,000. The Company may, without the consent of the Holders of the Medium-Term Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as Medium-Term Notes that have been previously issued, in which event such notes and such previously issued Medium-Term Notes shall constitute one issue for all purposes under the Indenture including without limitation, amendments and waivers.

                  3. The date on which the principal of each of the Medium-Term Notes is payable shall be any Business Day (as defined in the forms of Global Fixed Rate Note and Global Floating Rate Note attached hereto as Exhibit A and incorporated herein by reference) nine months or more from the date of issuance as determined from time to time by any one of Steven F. Udvar-Hazy, John L. Plueger, Alan H. Lund, Pamela S. Hendry or Kurt Schwarz (each a "Designated Person").

                  4. The rate at which each of the Medium-Term Notes shall bear interest shall be established by any one Designated Person, and may be either a fixed interest rate (which may be zero) (hereinafter, a "Fixed Rate Note") or may vary from time to time in accordance with one of the interest rate formulas more fully described in Exhibit A hereto (hereinafter, a "Floating Rate Note") or otherwise as specified by a Designated Person.

                  5. Unless otherwise specified by a Designated Person, the date from which interest shall accrue for each Medium-Term Note shall be the respective date of issuance of each of the Medium-Term Notes.

                  6. The interest payment dates on which interest on the Medium-Term Notes shall be payable are, in the case of Fixed Rate Notes, April 15 and October 15, unless otherwise specified by any Designated Person, and, in the case of Floating Rate Notes, such dates as specified by any Designated Person. The initial interest payment on each outstanding Medium-Term Note shall be made on the first interest payment date falling at least 15 days after the date the Medium-Term
                  Note is issued, unless otherwise specified by any Designated Person.

                  7. The regular record dates for the interest payable on any Fixed Rate Note on any interest payment date shall be April 1 and October 1, unless otherwise specified by any Designated Person, and the regular record dates for the interest payable on any Floating Rate Note on any interest payment date shall be on the day 15 calendar days prior to any such interest payment date, unless otherwise specified by any Designated Person.

                  8. Interest on the Fixed Rate Notes shall be computed on the basis of a 360-day year of twelve (12) 30-day months. Interest on the Floating Rate Notes shall be computed on the basis set forth in Exhibit A hereto.

                  9. The place or places where the principal (and premium, if any) and interest on Medium-Term Notes shall be payable is at the office of the Trustee, 101 Barclay Street, Ground Floor Window, New York, New York 10286, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture) or upon redemption or repurchase, may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture) and provided further that (i) the Depositary (as designated below), as holder of Global Securities (as defined in the Indenture), shall be entitled to receive payments of interest by wire transfer of immediately available funds, and (ii) a Holder of $10,000,000 or more in aggregate principal amount of certificated Medium-Term Notes, having identical Interest Payment Dates, shall be entitled to receive payments of interest, other than interest due at Stated Maturity or upon redemption, by wire transfer in immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions from such Holder not later than the Regular Record Date for the related Interest Payment Date. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such Holder; provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date.

                  10. The date, if any, on which each Medium-Term Note may be redeemed at the option of the Company shall be established by any Designated Person.

                  11. The terms under which any of the Medium-Term Notes shall be repaid at the option of the Holder shall be as set forth in the forms of the Global Fixed Rate Note and Global Floating Rate Note attached hereto and the obligation of the Company, if any, to repay any of the Medium-Term Notes at the option of a Holder shall be established by any Designated Person.

                  12. The Medium-Term Notes shall be issued in fully registered form in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

                  13. The principal amount of the Medium-Term Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

                  14. The Medium-Term Notes shall be issued as Global Securities under the Indenture, unless otherwise specified by any Designated Person, and The Depository Trust Company is designated the Depositary under the Indenture for the Medium-Term Notes.

                  15. The terms of the Medium-Term Notes include the provisions set forth in Exhibit A hereto.

                  16. If specified by a Designated Person, Medium-Term Notes may be issued as Amortizing Notes, Original Issue Discount Notes or Indexed Notes, each as described in the Prospectus Supplement dated April 23, 2004 to the Prospectus dated March 19, 2004 relating to the Medium-Term Notes, including any subsequent amendments or supplements thereto.

                  B. The forms of the Global Fixed Rate Notes and the Global Floating Rate Notes are attached hereto as Exhibit A.

                  C. The Trustee is appointed as Paying Agent (as defined in the Indenture) and The Bank of New York is appointed as Calculation Agent.

                  D. The foregoing form and terms of the Medium-Term Notes have been established in conformity with the provisions of the Indenture.

                  E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Medium-Term Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

                  F. The undersigned Assistant Secretary, by execution of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Medium-Term Notes, and hereby further certifies that attached hereto as Exhibits A, B, and C respectively, are the forms of certificates representing the Global Fixed Rate Notes and Global Floating Rate Notes as duly approved by the Special Committee of the Board of Directors of the Company, a copy of resolutions duly adopted by the Board of Directors of the Company as of June 11, 2003 and copies of resolutions duly adopted by the Special Committee of the Board of Directors as of November 7, 2003 and April 23, 2004, pursuant to which the terms of the Medium-Term Notes set forth above have been established.

                  G. This certificate supersedes in its entirety the Officers' Certificate, dated November 7, 2003, with respect to the Notes previously delivered to you.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of the date first above written.

                                    /s/ Alan H. Lund
                                    --------------------------------------------
                                    Alan H. Lund
                                    Vice Chairman and
                                    Chief Financial Officer

                                    /s/ Pamela S. Hendry
                                    --------------------------------------------
                                    Pamela S. Hendry
                                    Vice President, Treasurer and
                                    Assistant Secretary